Exhibit T3A.2.90

State of Delaware
Secretary of State
Division of Corporations
Delivered 02:30 PM 03/17/2008
FILED 02:22 PM 03/17/2008
SRV 080324569 - 4519882 FILE

CERTIFICATE OF FORMATION
OF
REDICLINIC US, LLC

This Certificate of Formation of RediClinic US, LLC (the "Company") is being duly executed and filed by the undersigned authorized person to form a limited liability company under the Delaware Limited Liability Company Act (6 Del.C. 18-101, et seq.), as amended.

FIRST. The name of the limited liability company formed hereby is RediClinic US, LLC.

SECOND. The address of the registered office of the Company in the State of Delaware is c/o The Corporation Trust Company, Corporation Trust Center, l209 Orange Street, Wilmington, New Castle County, Delaware 19801.

THIRD. The name and address of the registered agent for service of process on the Company in the State of Delaware are The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

IN WITNESS WHEREOF, the undersigned authorized person has executed this Certificate of Formation this 17 day of March, 2008.

/s/ Eric Fournet
Eric Fournet
Authorized Person